Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.Registration Statement (Form S-8 No. 333-234083) pertaining to the 2019 Omnibus Incentive Plan of Nesco Holdings, Inc.;
2.Registration Statement (Form S-8 No. 333-239243) pertaining to the Amended and Restated 2019 Omnibus Incentive Plan of Nesco Holdings, Inc.;
3.Registration Statement (Form S-8 No. 333-256806) pertaining to the Amended and Restated 2019 Omnibus Incentive Plan of Custom Truck One Source, Inc.;
4.Registration Statement (Form S-8 No. 333-266990) pertaining to the 2022 Employee Stock Purchase Plan of Custom Truck One Source, Inc.;
5.Registration Statement (Form S-8 No. 333-279194) pertaining to the Amended and Restated 2019 Omnibus Incentive Plan of Custom Truck One Source, Inc.
6.Registration Statement (Form S-3 No. 333-255828) pertaining to the resale of share of common stock by certain stockholders of Custom Truck One Source, Inc.; and
7.Registration Statement (Form S-3 No. 333-259725) pertaining to the resale of share of common stock by certain stockholders of Custom Truck One Source, Inc.

of our reports dated March 4, 2025, with respect to the consolidated financial statements and schedule of Custom Truck One Source, Inc. and the effectiveness of internal control over financial reporting of Custom Truck One Source, Inc. included in the Annual Report (Form 10-K) of Custom Truck One Source, Inc. for the year ended December 31, 2024.

/s/ Ernst & Young LLP
Kansas City, Missouri
April 30, 2025